Filed Pursuant to Rule 424(b)(3)

Registration No. 333-132286

SUPPLEMENT NO. 1

(To Prospectus Supplement Dated November 9, 2006

To Prospectus Dated March 8, 2006)

$5,000,000,000

0.125% Convertible Senior Notes due 2011

0.375% Convertible Senior Notes due 2013

This supplement no. 1 supplements our prospectus supplement dated November 9, 2006 to our prospectus dated March 8, 2006 relating to the resale from time to time by certain selling security holders of up to $2,500,000,000 principal amount of 0.125% Convertible Senior Notes due 2011 (the “2011 notes”) and $2,500,000,000 principal amount of 0.375% Convertible Senior Notes due 2013 (the “2013 notes” and, together with the 2011 notes, the “notes”) and the shares of common stock issuable upon conversion of the notes. You should read this supplement no. 1 in conjunction with the prospectus supplement and the prospectus. This supplement no. 1 is qualified by reference to the prospectus supplement and the prospectus, except to the extent that the information in this supplement no. 1 supersedes that information.

The information appearing under the heading “Selling Security Holders” in the prospectus supplement is hereby amended by the addition or substitution, as applicable, of the following:

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Abbey National Financial Products(4)(70)	$13,000,000.00	715,532.60	715,532.60
Acacia Life Insurance Company	$500,000.00	6,262.35	6,262.35
ACE Tempest Reinsurance Ltd.(4)(26)	$1,175,000.00	14,716.52	14,716.52
ACIG Insurance Company(5)	$490,000.00	6,137.10	6,137.10
Acuity Master Fund Ltd.(6)	$10,200,000.00	127,751.94	127,751.94
ADAR Investment Fund Ltd.(7)	$15,000,000.00	187,870.50	187,870.50
Advent Convertible Master Fund LP	$9,261,000.00	115,991.25	115,991.25
Agamas Continuum Master Fund, Ltd.	$10,000,000.00	125,247.00	125,247.00
AHFP Context (8)	$200,000.00	2,504.94	2,504.94
Alexandra Global Master Fund Ltd.(9)	$20,000,000.00	250,494.00	250,494.00
Altma Fund SICAV PLC in Respect of the Grafton Sub Fund(8)	$4,000,000.00	50,098.80	50,098.80
Altma Fund SICAV PLC in Respect of Trinity Sub Fund	$6,349,000.00	79,519.32	79,519.32
AM International & MAC 63 Ltd.	$14,071,000.00	176,235.05	176,235.05
AM Master Fund I, LP	$26,363,000.00	330,188.67	330,188.67
American Founders Life Insurance Company(5)	$330,000.00	4,133.15	4,133.15
American Skandia Trust(10)	$1,500,000.00	18,787.05	18,787.05
American Investors Life Insurance Company(4)(11)	$500,000.00	6,262.35	6,262.35
Amerisure Mutual Insurance Company	$2,765,000.00	34,630.80	34,630.80
Ameritas Life Insurance Company	$1,650,000.00	20,665.76	20,665.76
AmerUS Life Insurance Company (4)(11)	$2,000,000.00	25,049.40	25,049.40
Anthem Insurance Company, Inc.(5)	$6,100,000.00	76,400.67	76,400.67
Arctos Partners Inc.(4)	$25,000,000.00	313,117.50	313,117.50
Argent Classic Convertible Arbitrage Fund Ltd.(12)	$9,360,000.00	117,231.19	117,231.19
Argent Classic Convertible Arbitrage Fund L.P. (13)	$1,880,000.00	23,546.44	23,546.44
Argent Classic Convertible Arbitrage Fund II, L.P. (13)	$510,000.00	6,387.60	6,387.60

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Argent LowLev Convertible Arbitrage Fund, LLC(13)	$300,000.00	3,757.41	3,757.41
Argent LowLev Convertible Arbitrage Fund II, LLC(13)	$120,000.00	1,502.96	1,502.96
Argent LowLev Convertible Arbitrage Fund Ltd.(12)	$4,450,000.00	55,734.92	55,734.92
Argentum Multistrategy Fund Ltd. – Classic(12)	$220,000.00	2,755.43	2,755.43
Arkansas PERS(14)	$3,170,000.00	39,703.30	39,703.30
AstraZeneca Holdings Pension(14)	$405,000.00	5,072.50	5,072.50
Attorney’s Title Insurance Fund(14)	$375,000.00	4,696.76	4,696.76
Aviva Life Insurance Co.(15)	$1,400,000.00	17,534.58	17,534.58
Banc of America Securities LLC(3)	$10,000,000.00	226,222.00	125,247.00
Banca Del Gottardo Lugano	$1,355,000.00	16,970.97	16,970.97
Bancroft Fund Ltd.	$1,250,000.00	15,655.88	15,655.88
Bancroft IAM Limited(4)	$10,000,000.00	125,247.00	125,247.00
Bankers Life Insurance Company of New York(4)(11)	$150,000.00	1,878.71	1,878.71
Barclays Capital Securities Ltd.(3)	$60,000,000.00	751,482.00	751,482.00
Barnet Partners Ltd.(16)	$4,000,000.00	50,098.80	50,098.80
Basso Fund Ltd.(17)	$860,000.00	10,771.24	10,771.24
Basso Holdings Ltd.(18)	$17,668,000.00	221,286.40	221,286.40
Basso Multi-Strategy Holding Fund Ltd.(19)	$3,297,000.00	41,293.94	41,293.94
BBT Fund, L.P.(20)	$5,900,000.00	73,895.73	73,895.73
BCS Life Insurance Company	$340,000.00	4,258.40	4,258.40
Beamtenversicaerungskasse Des Kantons Zurich(21)	$5,500,000.00	68,885.85	68,885.85
Bear Stearns International Limited	$37,000,000.00	463,413.90	463,413.90
Bernische Lehrerversichergungskasse(21)	$1,550,000.00	19,413.29	19,413.29
Blue Cross Blue Shield of Arizona	$140,000.00	1,753.46	1,753.46
Blue Cross Blue Shield of Delaware, Inc.(22)	$430,000.00	8,353.75	5,385.62
Blue Cross Blue Shield of Louisiana(5)	$1,000,000.00	12,524.70	12,524.70
BNP Paribas Arbitrage(4)	$10,000,000.00	125,247.00	125,247.00
Boilermakers Blacksmith Pension Trust(14)	$1,350,000.00	16,908.35	16,908.35
Calamos Convertible Fund – Calamos Investment Trust(22)	$6,100,000.00	76,400.67	76,400.67
Calamos Growth & Income Fund-Calamos Investment Trust(22)	$90,000,000.00	1,127,223.00	1,127,223.00
California State Auto Association(5)	$2,850,000.00	35,695.40	35,695.40
CAP Fund, L.P.(20)	$2,900,000.00	36,321.63	36,321.63
Capital Appreciation Portfolio, a series of the Ohio National Fund, Inc.(4)(23)	$2,070,000.00	25,929.13	25,929.13
CareFirst BlueChoice, Inc.(22)	$600,000.00	7,514.82	7,514.82
CareFirst of Maryland, Inc.(22)	$850,000.00	10,646.00	10,646.00
Castlerigg Master Investments, Ltd.(65)	$5,000,000.00	62,623.50	62,623.50
Catholic Family Life Insurance Company	$260,000.00	3,256.42	3,256.42
Catholic Mutual Relief Society of America(5)	$500,000.00	6,262.35	6,262.35
CC Convertible Arbitrage, Ltd.(4)(24)	$3,000,000.00	37,574.10	37,574.10
Cervantes Portfolio LLC	$300,000.00	3,757.41	3,757.41
CGNU Life Fund(15)	$5,000,000.00	62,623.50	62,623.50
Cheyne Fund LP(25)	$7,704,000.00	96,490.29	96,490.29
Cheyne Leverage Fund LP(25)	$6,166,000.00	77,227.30	77,227.30
Chrysler Corporation Master Retirement Trust(4)(26)	$3,985,000.00	49,910.93	49,910.93
Chrysler Insurance Company	$1,100,000.00	13,777.17	13,777.17
John & Kathi Chulick	$75,000.00	939.35	939.35
Kathi L. Chulick, IRA	$25,000.00	313.12	313.12
CIP Limited Duration Co.(25)	$390,000.00	4,884.63	4,884.63
Citadel Equity Fund Ltd.(4)(27)	$2,500,000.00	31,311.75	31,311.75
Citigroup Global Markets Inc.(3)	$2,850,000.00	35,695.40	35,695.40
City of Knoxville Pension System(22)	$415,000.00	5,197.75	5,197.75
Class C Trading Company, Ltd.(13)	$2,360,000.00	29,558.29	29,558.29
CNH CA Master Account, L.P.(28)	$5,000,000.00	62,623.50	62,623.50

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Commercial Union Life Fund(15)	$6,300,000.00	78,905.61	78,905.61
Commissioners of the Land Office(10)	$750,000.00	9,393.53	9,393.53
Columbia Convertible Securities Fund	$4,970,000.00	134,497.76	62,247.76
Context Advantage Fund, L.P.(8)	$1,050,000.00	13,150.94	13,150.94
Context Offshore Advantage Fund, LTD(8)	$3,900,000.00	48,846.33	48,846.33
Continental Assurance Company on Behalf of its Separate Account (E) (4)	$2,500,000.00	31,311.75	31,311.75
Convertible Securities Fund	$30,000.00	72,625.74	375.74
CQS Convertible and Quantitative Strategies Masterfund Limited(29)	$35,000,000.00	438,364.50	438,364.50
Credit Agricole Structured Asset Management(13)	$230,000.00	2,880.68	2,880.68
Credit Industriel D’Alsace Lorraine	$10,000,000.00	125,247.00	125,247.00
Credit Suisse Asset Management	$200,000.00	2,504.94	2,504.94
Credit Suisse Asset Management	$600,000.00	7,514.82	7,514.82
Credit Suisse Europe, Ltd.(4)(66)	$34,000,000.00	425,839.80	425,839.80
Credit Suisse International(3)	$49,000,000.00	613,710.30	613,710.30
Credit Suisse Securities, LLC(3)	$125,359,000.00	1,570,083.87	1,570,083.87
Credit Suisse Securities (USA) LLC(3)	$11,261,000.00	141,040.65	141,040.65
CSA B Bond Convertible Global Restricted	$3,500,000.00	43,836.45	43,836.45
CSA L Fund Bond Convertible Global Restricted	$6,500,000.00	81,410.55	81,410.55
Daimler Chrysler Corp Emp #1 Pension Plan dtd 4/1/89(30)	$5,205,000.00	65,191.06	65,191.06
DBAG London(4)(31)	$70,662,000.00	885,020.35	885,020.35
DBX – Convertible Arbitrage 9 Fund(9)	$250,000.00	3,131.18	3,131.18
Delaware PERS(14)	$1,525,000.00	19,100.17	19,100.17
Delaware Public Employees Retirement System(4)(26)	$2,460,000.00	30,810.76	30,810.76
Delta Airlines Master Trust(14)	$340,000.00	4,258.40	4,258.40
Delta Airlines Master Trust – CV(4)(26)	$715,000.00	8,955.16	8,955.16
Delta Pilots Disability & Survivorship Trust – CV(4)(26)	$640,000.00	8,015.81	8,015.81
Deutsche Bank Securities Inc. (3)	$3,000,000.00	37,574.10	37,574.10
The Drake Offshore Master Fund, Ltd.	$3,000,000.00	37,574.10	37,574.10
Eastern Alliance Insurance Company	$130,000.00	1,628.21	1,628.21
Ellsworth Fund Ltd.	$1,250,000.00	15,655.88	15,655.88
Empyrean Capital Fund, LP	$17,789,000.00	222,801.89	222,801.89
Empyrean Capital Overseas Benefit Plan Fund, Ltd.	$3,458,000.00	43,310.41	43,310.41
Empyrean Capital Overseas Fund, Ltd.	$28,753,000.00	360,122.70	360,122.70
Excellus Health Plan, Inc.(5)	$4,300,000.00	53,856.21	53,856.21
Family Service Life Insurance Company(4)(32)	$200,000.00	2,504.94	2,504.94
Finch Tactical Plus Class B(8)	$300,000.00	3,757.41	3,757.41
First Mercury Insurance Company	$380,000.00	4,759.39	4,759.39
Five Sticks, L.P.(33)	$675,000.00	8,454.17	8,454.17
Fleet Maritime, Inc.	$600,000.00	7,514.82	7,514.82
Fore Convertible Master Fund, Ltd.	$90,803,000.00	1,137,280.33	1,137,280.33
Fore Erisa Fund, Ltd.	$9,173,000.00	114,889.07	114,889.07
Fore Multi Strategy Master Fund, Ltd.	$26,154,000.00	327,571.00	327,571.00
Fortis L Fund Bond Convertible World	$25,000,000.00	313,117.50	313,117.50
Founders Insurance Company	$100,000.00	1,252.47	1,252.47
F.M. Kirby Foundation, Inc.(4)(26)	$705,000.00	8,829.91	8,829.91
FPL Group Employees Pension Plan	$500,000.00	6,262.35	6,262.35
Franklin and Marshall College(30)	$125,000.00	1,565.59	1,565.59
Fuji US Income Open(10)	$1,000,000.00	12,524.70	12,524.70
Gemini Sammelstifiung zur Forderung Der Personalvorsorge(21)	$700,000.00	8,767.29	8,767.29
Georgia Firefighters Pension Fund(10)	$700,000.00	8,767.29	8,767.29
GLG Global Convertible Fund plc(34)	$10,000,000.00	125,247.00	125,247.00
GLG Investments IV plc - GLG Global Convertible UCITS Distribution Fund(35)	$250,000.00	3,131.18	3,131.18

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
GLG Investments plc - GLG Global Convertible UCITS Fund(36)	$20,000,000.00	250,494.00	250,494.00
GMAM Investment Funds Trust	$1,000,000.00	12,524.70	12,524.70
Goldman, Sachs & Co.(3)	$22,442,000.00	1,683,380.32	281,079.32
Government of Singapore Investment Corporation Pte Ltd.	$45,990,000.00	2,584,613.95	576,010.95
Government of Singapore Investment Corporation Pte Ltd.	$19,250,000.00	2,113,289.48	241,100.48
Grace Convertible Arbitrage Fund, Ltd.(37)	$3,500,000.00	43,836.45	43,836.45
Group Hospitalization and Medical Services, Inc.(22)	$1,250,000.00	27,617.01	15,655.88
Guardian Life High Delta Convertibles(4)(32)	$1,500,000.00	18,787.05	18,787.05
Guardian Life Insurance Company(4)(32)	$11,000,000.00	137,771.70	137,771.70
Guardian Pension Trust(4)(32)	$1,000,000.00	12,524.70	12,524.70
Hallmark Convertible Securities Fund(14)	$20,000.00	250.49	250.49
Henderson Global Equity Multi-Strategy Master Fund Limited(67)	$3,149,000.00	39,440.28	39,440.28
Henderson North America Equity Multi-Strategy Master Fund Limited(67)	$851,000.00	10,658.52	10,658.52
HFR CA Global Select Master Trust Account(13)	$990,000.00	12,399.45	12,399.45
HFR Convertible Arbitrage	$614,000.00	7,690.17	7,690.17
Highbridge Int’l LLC(38)	$30,000,000.00	375,741.00	375,741.00
HSBC Multi-Strategy Arbitrage Fund(4)	$1,000,000.00	12,524.70	12,524.70
ICI American Holdings Trust(14)	$635,000.00	7,953.18	7,953.18
Indiana Lumbermens Mutual Insurance Company(5)	$380,000.00	4,759.39	4,759.39
Indianapolis Life Insurance Company(4)(11)	$8,000,000.00	100,197.60	100,197.60
Inflective Convertible Opportunity Fund I, Limited(4)(11)	$5,000,000.00	62,623.50	62,623.50
Inflective Convertible Opportunity Fund I, LP(4)(11)	$2,000,000.00	25,049.40	25,049.40
ING Convertible Fund	$1,900,000.00	23,796.93	23,796.93
ING VP Convertible Portfolio	$100,000.00	1,252.47	1,252.47
Injured Workers Insurance Fund(10)	$1,900,000.00	23,796.93	23,796.93
Injured Workers Insurance Fund of Maryland	$1,300,000.00	16,282.11	16,282.11
Innovest Finanz AG Siemans/Convertibles Global Developed	$2,000,000.00	25,049.40	25,049.40
Innovest Finanzdienstle	$14,495,000.00	181,545.53	181,545.53
Institutional Benchmarks Series (Master Feeder) Limited in Respect of Alcor Series(8)	$300,000.00	3,757.41	3,757.41
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund	$875,000.00	18,933.20	10,959.11
Institutional Benchmark Series-Ivan Segregated Acct.(4)(11)	$2,000,000.00	25,049.40	25,049.40
Integrity Mutual Insurance Company	$130,000.00	1,628.21	1,628.21
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust (4)(26)	$390,000.00	4,884.63	4,884.63
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust (10)	$600,000.00	7,514.82	7,514.82
International Truck & Engine Corporation Retiree Health Benefit Trust(4)(26)	$230,000.00	2,880.68	2,880.68
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(4)(26)	$210,000.00	2,630.19	2,630.19
International Truck & Engine Corporation Retirement Plan Salaried Employee’s Trust(10)	$300,000.00	3,757.41	3,757.41
ITT Investment & Savings Plan(4)(23)	$1,075,000.00	13,464.05	13,464.05
Jeffries Umbrella Fund Global Convertible Bonds(21)	$6,900,000.00	86,420.43	86,420.43
Jennison Equity Opportunity Fund, a series of The Prudential Investment Portfolios, Inc.(4)(23)	$7,410,000.00	92,808.03	92,808.03

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
JMG Capital Partners, L.P.(39)	$5,000,000.00	62,623.50	62,623.50
JMG Triton Offshore Fund, Ltd.(40)	$5,000,000.00	62,623.50	62,623.50
JPMorgan Securities, Inc.(3)	$129,828,000.00	1,626,056.75	1,626,056.75
Kamunting Street Master Fund, Ltd.(41)	$35,000,000.00	438,364.50	438,364.50
KBC Convertibles MAC28 Limited(4)(42)	$2,000,000.00	25,049.40	25,049.40
KBC Diversified Fund, A Segregated Portfolio of KBC Diversified Fund, SPC(4)(42)	$5,500,000.00	68,885.85	68,885.85
KBC Financial Products Cayman Islands Ltd.(4)(43)	$20,000,000.00	250,494.00	250,494.00
KBC Financial Products USA, Inc.(3)(44)	$2,500,000.00	31,311.75	31,311.75
KBC Multi-Strategy Arbitrage Fund, A Segregated Portfolio of KBC Alpha Master Fund SPC(4)(42)	$46,000,000.00	576,136.20	576,136.20
KeySpan Foundation(10)	$50,000.00	626.24	626.24
KeySpan Insurance Company(10)	$150,000.00	1,878.71	1,878.71
Koch Industries Inc. Master Pension Trust(5)	$700,000.00	8,767.29	8,767.29
LDG Limited(45)	$2,499,000.00	31,299.23	31,299.23
Lehman Brothers, Inc.(3)	$19,000,000.00	1,602,424.70	237,969.30
Leland Stanford Jr. University	$100,000.00	1,252.47	1,252.47
Linden Capital LP	$25,000,000.00	313,117.50	313,117.50
Lord Abbett America’s Value Fund(10)	$2,500,000.00	31,311.75	31,311.75
Lord Abbett Investment Trust – LA Convertible Fund(10)	$2,500,000.00	31,311.75	31,311.75
Lord Abbett Series Fund - America’s Value Portfolio(10)	$250,000.00	3,131.18	3,131.18
Lord Abbett Series Fund – Bond Debenture Portfolio (10)	$750,000.00	9,393.53	9,393.53
Lydian Global Opportunities Master Fund Limited(46)	$20,000,000.00	250,494.00	250,494.00
Lydian Overseas Partners Master Fund L.P.(46)	$38,000,000.00	945,523.90	475,938.60
Lyxor/Acuity Fund Ltd.(4)(68)	$13,000,000.00	162,821.10	162,821.10
Lyxor/AM Investment Fund Ltd.	$3,217,000.00	40,291.96	40,291.96
Lyxor/Context Fund Ltd(4)(8)	$900,000.00	11,272.23	11,272.23
Lyxor Convertible Arbitrage Fund	$334,000.00	4,183.25	4,183.25
Lyxor/Inflective Convertible Opportunity Fund(4)(11)	$2,000,000.00	25,049.40	25,049.40
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent(13)	$2,800,000.00	35,069.16	35,069.16
Lyxor Quest Fund Ltd.(47)	$5,000,000.00	62,623.50	62,623.50
MAG Mutual Insurance Company(5)	$450,000.00	5,636.12	5,636.12
MacKay Shields LLC(4)	$31,975,000.00	400,477.28	400,477.28
Man MAC 1, Ltd	$38,870,000.00	486,835.09	486,835.09
Marathon Global Convertible Master Fund, Ltd.(69)	$20,000,000.00	250,494.00	250,494.00
McMahan Securities Co., L.P.(3)(48)	$1,315,000.00	16,850.96	16,469.98
Medico Insurance Company	$680,000.00	8,516.80	8,516.80
Medico Life Insurance Company	$430,000.00	5,385.62	5,385.62
Merrill Lynch Financial Markets(4)	$15,000,000.00	187,870.50	187,870.50
Merrill Lynch Insurance Group Bond Debenture Portfolio(10)	$25,000.00	313.12	313.12
Merrill Lynch Pierce Fenner & Smith(3)	$5,733,000.00	71,804.11	71,804.11
Met Investor Series Trust - America’s Value(10)	$250,000.00	3,131.18	3,131.18
Met Investor Series Trust – Bond Debenture(10)	$3,500,000.00	43,836.45	43,836.45
Microsoft Capital Group, L.P.(4)(26)	$400,000.00	5,009.88	5,009.88
Midwest Medical Insurance Company(5)	$270,000.00	3,381.67	3,381.67
Morgan Stanley International Limited(3)(71)	$10,000,000.00	8,662,513.00	125,247.00
MSS Convertible Arbitrage 1 Fund(49)	$58,000.00	2,746.54	726.43
National Bank of Canada – Tenor(4)(50)	$10,000,000.00	125,247.00	125,247.00
National Fuel & Gas Company Retirement Plan(10)	$500,000.00	6,262.35	6,262.35
NGM Insurance Company	$330,000.00	4,133.15	4,133.15
Nomura Securities International(3)	$40,000,000.00	1,533,121.00	500,988.00
North Dakota State Investment Board(22)	$2,005,000.00	25,112.02	25,112.02
The Northwestern Mutual Life Insurance Company(4)(51)	$5,000,000.00	1,198,263.50	62,623.50
Norwich Union Life and Pensions(15)	$8,700,000.00	108,964.89	108,964.89

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Nuveen Preferred & Convertible Income Fund JPC(14)	$9,575,000.00	119,924.00	119,924.00
Nuveen Preferred & Convertible Fund JQC(14)	$13,570,000.00	169,960.18	169,960.18
Oakwood Assurance Company Ltd.(22)	$65,000.00	814.11	814.11
Oakwood Healthcare Inc. Endowment / A&D(22)	$17,000.00	212.92	212.92
Oakwood Healthcare Inc. Funded Depreciation(22)	$175,000.00	2,191.82	2,191.82
Oakwood Healthcare Inc. – OHP(22)	$20,000.00	250.49	250.49
Oakwood Healthcare Inc. Pension(22)	$320,000.00	4,007.90	4,007.90
OCM Convertible Trust(4)(26)	$1,215,000.00	15,217.51	15,217.51
OCM Global Convertible Securities Fund(4)(26)	$430,000.00	5,385.62	5,385.62
Oppenheim Pramerica Asset Management S.a.r.l. on behalf of FvS Portfolio(4)(52)	$3,000,000.00	42,574.10	37,574.10
Partners Group Alternative Strategies PCC Limited, Red Delta Cell	$1,000,000.00	23,245.42	12,524.70
Partner Reinsurance Company Ltd. (4)(26)	$875,000.00	10,959.11	10,959.11
Pensionkasse Der Antalis AG(21)	$100,000.00	1,252.47	1,252.47
Pensionkasse Der Lonza, AG(21)	$300,000.00	3,757.41	3,757.41
Pensionkasse Der Rockwell Automation AG(21)	$200,000.00	2,504.94	2,504.94
Pensionkasse Huntsman(21)	$200,000.00	2,504.94	2,504.94
Pension Hospitalization Benefit Plan of the Electrical Ind Plan(10)	$500,000.00	6,262.35	6,262.35
Peoples Benefit Life Insurance Company Teamsters(16)	$5,000,000.00	62,623.50	62,623.50
Philadelphia Board of Pensions(10)	$600,000.00	7,514.82	7,514.82
Physicians Mutual Insurance Company(5)	$590,000.00	7,389.57	7,389.57
PIMCO Convertible Fund(53)	$50,000.00	626.24	626.24
Plexus Fund Limited	$10,000,000.00	125,247.00	125,247.00
Polygon Global Opportunities Master Fund(54)	$10,000,000.00	125,247.00	125,247.00
Premera Blue Cross	$2,200,000.00	27,554.34	27,554.34
President and Fellows of Harvard College(55)	$15,000,000.00	187,870.50	187,870.50
Primera Fund Combined Alpha Convertible	$800,000.00	10,019.76	10,019.76
Privilege Portfolio SICAV(15)	$27,500,000.00	344,429.25	344,429.25
Promutual	$1,075,000.00	13,464.05	13,464.05
Prudential Insurance Co. of America(4)(14)	$180,000.00	2,254.45	2,245.45
PV Promea(21)	$450,000.00	5,636.12	5,636.12
Quattro Fund Ltd.	$14,875,000.00	315,662.37	186,304.91
Quattro Multistrategy Masterfund IP	$875,000.00	18,933.20	10,959.11
Quest Global Convertible Master Fund Ltd.(47)	$1,000,000.00	12,524.70	12,524.70
Quincy Mutual Fire Insurance Company	$900,000.00	11,272.23	11,272.23
Qwest Occupational Health Trust(5)	$350,000.00	4,383.65	4,383.65
Qwest Occupational Health Trust(4)(26)	$285,000.00	3,569.54	3,569.54
Qwest Pension Trust(5)	$1,950,000.00	24,423.17	24,423.17
Qwest Pension Trust(4)(26)	$945,000.00	11,835.84	11,835.84
Radian Asset Assurance, Inc.(10)	$2,450,000.00	30,685.52	30,685.52
Radian Guaranty(10)	$500,000.00	6,262.35	6,262.35
Radian Guaranty, Inc.(5)	$450,000.00	5,636.12	5,636.12
Radian Insurance Inc.(10)	$6,350,000.00	79,531.85	79,531.85
Ramius Master Fund	$750,000.00	9,393.53	9,393.53
Ramius Master Fund Ltd.	$6,000,000.00	75,148.20	75,148.20
Rampart Enhanced Convertible Investors, LLC(30)	$1,135,000.00	14,215.53	14,215.53
RBC Capital Markets(3)	$5,000,000.00	62,623.50	62,623.50
Redbourn Partners Ltd.(16)	$4,000,000.00	50,098.80	50,098.80
RCG Halifax, Ltd.	$500,000.00	6,262.35	6,262.35
RCG Latitude	$1,437,000.00	17,997.99	17,997.99
RCG Latitude Master Fund, Ltd.	$11,500,000.00	144,034.05	144,034.05
Rio Tinto America Master Retirement Trust(4)(23)	$1,133,000.00	14,190.49	14,190.49
Ritchie Capital Structure Arbitrage Trading, Ltd(56)	$15,000,000.00	187,870.50	187,870.50
RMF Umbrella SICAV	$1,300,000.00	21,598.17	16,282.11

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Rhythm Fund Ltd.(4)(42)	$2,500,000.00	31,311.75	31,311.75
S.A.C. Arbitrage Fund, LLC.	$47,500,000.00	594,923.25	594,923.25
Sage Capital Management, LLC(57)	$1,400,000.00	17,534.58	17,534.58
San Francisco Public Employees Retirement System	$1,682,000.00	21,066.55	21,066.55
Sandelman Partners Multi-Strategy Master Fund Ltd.	$80,000,000.00	1,506,877.00	1,001,976.00
Saranac Capital Management LP(58)	$7,500,000.00	93,935.25	93,935.25
Satellite Convertible Arbitrage Master Fund LLC	$15,000,000.00	232,171.00	187,870.50
SCI Endowment Common Care Trust Fund – Sun Trust Bank(22)	$100,000.00	1,252.47	1,252.47
Silver Convertible Arbitrage Fund, LDC	$460,000.00	5,761.36	5,761.36
South Dakota Retirement System(59)	$5,500,000.00	112,985.85	68,885.85
Special Value Portfolio, a series of the Dreyfus Variable Investment Fund(4)(23)	$308,000.00	3,857.61	3,857.61
Sphinx Fund	$3,052,000.00	38,225.38	38,225.38
SPT(22)	$2,200,000.00	27,554.34	27,554.34
SRI Fund, L.P.(20)	$1,200,000.00	15,029.64	15,029.64
State National Insurance Company	$120,000.00	1,502.96	1,502.96
State of Oregon Equity(14)	$9,035,000.00	113,160.66	113,160.66
Steelhead Pathfinder Master, LP(60)	$500,000.00	6,262.35	6,262.35
The Police and Fire Retirement System of the City of Detroit	$1,010,000.00	12,649.95	12,649.95
The St. Paul Travelers Companies, Inc.- Commercial Lines(4)(26)	$2,130,000.00	26,677.61	26,677.61
SuttonBrook Capital Portfolio LP(61)	$36,000,000.00	450,889.20	450,889.20
Syngenta AG	$260,000.00	3,256.42	3,256.42
TCW Group, Inc.(62)	$4,954,000.00	62,047.36	62,047.36
Tenor Opportunity Master Fund, Ltd.(50)	$20,000,000.00	250,494.00	250,494.00
Thrivent Financial for Lutherans(4)(63)	$7,000,000.00	233,753.70	87,672.90
Topaz Fund(4)	$5,000,000.00	62,623.50	62,623.50
Total Fina Elf Finance US, Inc.(10)	$300,000.00	3,757.41	3,757.41
TQA Master Fund	$36,386,000.00	455,723.73	455,723.73
TQA Master Plus Fund	$10,535,000.00	131,947.71	131,947.71
Tribeca Global Convertible LP(4)	$30,000,000.00	375,741.00	375,741.00
Trinity River Insurance Company(5)	$470,000.00	5,886.61	5,886.61
Trust Mark	$640,000.00	8,015.81	8,015.81
UBS AG London fbo WCBP(4)	$145,000,000.00	1,816,081.50	1,816,081.50
UBS O’Conner LLC F/B/O O’Conner Global Convertible Arbitrage II Master Limited	$7,473,000.00	93,597.08	93,597.08
UBS O’Conner LLC F/B/O O’Conner Global Convertible Arbitrage Master Limited	$39,527,000.00	495,063.82	495,063.82
UBS O’Conner LLC F/B/O O’Conner Global Convertible Bond Master Limited	$2,500,000.00	66,752.15	31,311.75
UBS Securities LLC(3)	$18,740,000.00	508,521.88	234,712.88
UBS Securities LLC(3)	$21,353,000.00	267,439.92	267,439.92
United Food and Commercial Workers Local 1262 and Employee Pension Fund(22)	$360,000.00	4,508.89	4,508.89
Universal Investment Gesellschaft MBH REF Aventis(21)	$6,200,000.00	77,653.14	77,653.14
University of Arkansas Foundation(10)	$450,000.00	5,636.12	5,636.12
UnumProvident Corporation(4)(26)	$575,000.00	7,201.70	7,201.70
U.S. Value Fund, a series of the Worldwide Investors Portfolio(4)(23)	$686,000.00	20,791.94	8,591.94
Value Nine Convertible Fund, Inc.	$450,000.00	5,636.12	5,636.12
Vanguard Convertible Securities Fund, Inc.(4)(26)	$7,115,000.00	89,113.24	89,113.24
Vermont Mutual Insurance Company(10)	$150,000.00	1,878.71	1,878.71
Vicis Capital Master Fund(64)	$9,000,000.00	112,722.30	112,722.30

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Virginia Retirement System(5)	$5,700,000.00	71,390.79	71,390.79
Virginia Retirement System(4)(26)	$3,160,000.00	39,578.05	39,578.05
Wachovia Bank National Association(4)	$25,000,000.00	313,117.50	313,117.50
Wachovia Capital Markets LLC(3)(4)	$3,200,000.00	40,079.04	40,079.04
Wells Fargo & Company	$2,500,000.00	31,311.75	31,311.75
Western American Life Insurance Company	$60,000.00	751.48	751.48
Worldwide Transactions Limited(8)	$950,000.00	11,898.47	11,898.47
Xavex Convertible Arbitrage 2 Fund(13)	$160,000.00	2,003.95	2,003.95
Xavex Convertible Arbitrage 5	$2,000,000.00	25,049.40	25,049.40
Xavex Convertible Arbitrage 10 Fund(13)	$900,000.00	11,272.23	11,272.23
Yield Strategies Fund I, L.P.(16)	$2,000,000.00	25,049.40	25,049.40
YWCA Retirement Fund, Inc.	$500,000.00	36,212.60	6,262.35
Zazove Convertible Securities Fund, Inc.(5)	$1,200,000.00	15,029.64	15,029.64
Zazove Institutional Investment Grade Convertible Fund, L.P.(5)	$2,500,000.00	31,311.75	31,311.75
Zurich Institutional Benchmark Master Fund	$7,528,000.00	94,285.94	94,285.94
Zurich Institutional Funds, Wandelanleihen Global(21)	$1,600,000.00	20,039.52	20,039.52
TOTAL	$2,764,152,000.00	54,514,988.48	34,620,174.55

(1)	Assumes for each $1,000 in principal amount of the 2011 notes a maximum of 12.5247 shares of common stock could be issued upon conversion. This conversion rate is subject to adjustment, however, as described in this prospectus supplement no. 1 under “Description of Notes —Adjustment to Conversion Rate.” As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. Except as set forth below, excludes the shares of common stock underlying any 2013 notes held by the selling security holder, which are referred to in the table below. Assumes for each $1,000 in principal amount of the Company’s Liquid Yield Option Notes due 2032 and Zero Coupon Convertible Notes due 2032 a maximum of 8.8601 shares of common stock could be issued upon conversion. This conversion rate is subject to adjustment, however, as described in the Company’s prospectus dated May 31, 2002 for the Liquid Yield Option Notes due 2032 (Registration No. 333-88834) and the Company’s prospectus dated April 6, 2005 for the Zero Coupon Convertible Notes due 2032 (Registration No. 333-123293).
(2)	Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder’s notes, based on the initial conversion rate of 12.5247 shares of our common stock per $1,000 principal amount at maturity of the 2011 notes. This conversion rate is subject to adjustment, however, as described in this prospectus supplement under “Description of Notes —Adjustment to Conversion Rate.” As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. Excludes the shares of common stock underlying any 2013 notes held by the selling security holder, which are referred to in the table below.
(3)	The selling security holder is a broker-dealer.
(4)	The selling security holder is an affiliate of a broker-dealer.
(5)	Gene T. Pretti is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(6)	Howard Needle and David Harris are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(7)	Abby Flamholz and Yehuda Blinder are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(8)	Michael S. Rosen and William D. Fertig are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(9)	Alexandra Investment Management, LLC, a Delaware limited liability company (“Alexandra”), serves as investment adviser to the selling security holder (beneficial owner). By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the selling security holder. Alexandra disclaims beneficial ownership of such shares of common stock. Mikhail A. Filimonov (“Filimonov”) is a managing member of Alexandra. By reason of such relationship, Filimonov may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the selling security holder. Filimonov disclaims beneficial ownership of such shares of common stock.
(10)	Maren Lindstrom, c/o Lord Abbett LLC., is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.

(11)	Thomas J. Ray, CIO, Inflective Asset Management, LLC is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(12)	Henry J. Cox is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(13)	Nathanial Brown and Robert Richardson are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(14)	Ann Houlihan is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(15)	David Clott is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(16)	Alex Lach is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(17)	Basso Capital Management, L.P. (“BCM”) is the investment adviser to Basso Fund Ltd. Howard I. Fischer is a member of Basso GP, LLC, the General Partner of BCM, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.
(18)	Basso Capital Management, L.P. (“BCM”) is the investment adviser to Basso Holdings Ltd. Howard I. Fischer is a member of Basso GP, LLC, the General Partner of BCM, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.
(19)	Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. (the “Fund”). Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims ultimate beneficial ownership of the shares.
(20)	Sid R. Bass is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(21)	Avtandil Gigineishuili of Jefferies Investment Management is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(22)	Nick Calamos is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(23)	Securities may also be sold by the selling security holder’s registered investment advisor.
(24)	As investment manager under a management agreement, Castle Creek Arbitrage LLC may exercise dispositive and voting power with respect to the shares owned by CC Convertible Arbitrage, Ltd. Castle Creek Arbitrage LLC disclaims beneficial ownership of such shares. Daniel Asher and Allan Weine are the managing members of Castle Creek Arbitrage LLC. Messrs. Asher and Weine disclaim beneficial ownership of the shares owned by CC Convertible Arbitrage Ltd.
(25)	David Treadwell is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(26)	Oaktree Capital Management LLC (“Oaktree”) is the investment manager of the selling security holder with respect to the aggregate principal amount of notes. It does not own any equity interest in the selling security holder but has voting and dispositive power over the notes. Lawrence Keele is a principal of Oaktree and is the portfolio manager for the selling security holder. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the notes held by the selling security holder, except for their pecuniary interest therein.
(27)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by Citadel Equity Fund Ltd.
(28)	CNH Partners, LLC is Investment Advisor of the selling security holder and has sole voting and dispositive power over the notes or the common stock into which the notes are convertible. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.
(29)	Directors Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden, and Jim Rodgers are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.

(30)	Jack Feiler, Chief Investment Officer, Palisade Capital Management Investment Advisor, is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(31)	Patrick Corrigan is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(32)	John Murphy, Managing Director, Guardian Life Insurance Co., is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(33)	Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Five Sticks, L.P. (“Basso Fund”). Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims ultimate beneficial ownership of the shares.
(34)	GLG Global Convertible Fund plc is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanual Roman and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanual Roman disclaim beneficial ownership of the securities held by the Fund, except for their pecuniary interest therein.
(35)	GLG Investments IV plc - sub-fund: GLG Global Convertible UCITS (Distributing) Fund is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanual Roman and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanual Roman disclaim beneficial ownership of the securities held by the Fund, except for their pecuniary interest therein.
(36)	GLG Investments plc - sub-fund: GLG Global Convertible UCITS Fund is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanual Roman and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanual Roman disclaim beneficial ownership of the securities held by the Fund, except for their pecuniary interest therein.
(37)	Michael Brailov is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(38)	Highbridge Capital Management, LLC (“Highbridge”) is the trading manager of Highbridge International LLC (“HIC”) and consequently has voting control and investment discretion over securities held by HCC. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by HIC.
(39)	JMG Capital Partners, L.P. (“JMG Partners”) is a California limited partnership. Its general partner is JMG Capital Management, LLC (the “Manager”), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners’ investments, including the notes or the common stock into which the notes are convertible. The equity interests of the Manager are owned by JMG Capital Management, Inc., (“JMG Capital”) a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners’ portfolio holdings.

(40)	JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company organized under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”) that has voting and dispositive power over the Fund’s investments, including the notes or the common stock into which the notes are convertible. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.
(41)	Allan Teh is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(42)	Carlo Georg, the Chief Investment Officer of KBC Alternative Investment Management Ltd., is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(43)	The securities are under the total control of KBC Financial Products Cayman Islands Ltd. KBC Financial Products Cayman Islands Ltd. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.
(44)	The securities are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.
(45)	TQA Investors LLC has sole investment power and shared voting power. Its members are: Robert Buttman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero.
(46)	David C. Friezo is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(47)	Frank Campana, Chief Investment Officer of Quest Investment Management LLC, and James Doolin are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(48)	Ron Fertig, Jay Glassman, Joe Dwyer, D. Bruce McMahon, Norman Ziegler, Joe Castro, Pat Ranson, and Howard Ledham are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(49)	Robert Butman, Paul Bucci, George Esser, John Idone, Bartholomew Tesoriero, Andrew Anderson, and DJ Langis are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(50)	Robin R. Shah and Alexander C. Robinson are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(51)	NML Variable Annuity Account A and NML Variable Annuity Account C, separate accounts of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), have variable annuity contracts registered under the 1933 Act. As such, these separate accounts are not investment companies; however, Northwestern Mutual does file 1934 Act reports in respect of the two separate accounts. Northwestern Investment Management Company, LLC (“NIMC”), a wholly owned company of Northwestern Mutual, is the investment adviser to Northwestern Mutual with respect to the notes or the common stock into which the notes are convertible. NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. Jerome R. Baier is a portfolio manager for NIMC and manages the portfolio which holds the notes or the common stock into which the notes are convertible and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Act”), the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by the statement. Mr. Baier’s address is 720 East Wisconsin Avenue, Milwaukee, WI 53202.
(52)	Detlef Bierbaum, Dr. Bernd Borgmeier, Dr. Rupert Hengster, J. Gabriel Irwin, Ferdinand-Alexander Leisten, Stephen Pelletier, Susan M. Scheader, John P. Smalling, Andreas Jockel, Harry Rosenbaum, Ute Becker, Alexander Schulligen, Max von Frantzius, Peter Balle, Thomas Becker, Julia Brauckmann, Otmar Gorges, Detlef Vallender, Johann Will, Andreas Becker, Katja Kirchen, Ralf Klein, and Ulrike Sauer are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.

(53)	Mark Hudoff is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(54)	Polygon Investment Partners LLP and Polygon Investment Partners LP (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear share voting and dispositive power of the securities held by Polygon Global Opportunities Master Fund. The Investment Managers, the Manager, Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.
(55)	President and Fellows of Harvard College (“Harvard”) has the sole power to vote and dispose of the shares. Harvard is a Massachusetts educational and charitable corporation.
(56)	A.R. Thane Ritchie is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(57)	Peter deLisser, Managing Member of the selling security holder, is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(58)	Ross Margolies of Saranac Capital Management GP LLC is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(59)	Dan Frasier and Ross Sandine are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(60)	J. Michael Johnston and Brian Klein are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(61)	John London and Steven Weinstein are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(62)	Thomas Lyon is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(63)	The Chief Investment Officer exercises investment discretion through a series of delegations originating with the Board of Directors. The current CIO is Russell Swansen.
(64)	John Succo, Shad Stastney, and Sky Lucas are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(65)	Thomas Sandell is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(66)	Credit Suisse Europe Ltd. is a subsidiary of Credit Suisse Securities (USA) LLC.
(67)	Robert Villiers is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(68)	Lyxor AA is the submanager of the fund and the wholly owned subsidiary of Societe Generale which is an affiliate of Finat. However, there are “Chinese Wall” in place between all three. Finat USA LLC affiliates are not involved in the transaction.
(69)	Marathon Asset Management, LLC, the investment advisor for Marathon Global Convertible Master Fund, Ltd., exercises voting power and investment control over any registrable securities, Bruce Richards and Louis Hanover are the Managing Members of Marathon Asset Management, LLC.
(70)	Abbey National Securities Inc. - Subsidiary of Abbey National Treasury Plc.
(71)	Utah Bank is a lender under the Company’s credit facility. In addition, during the past three years, the undersigned and/or its affiliates have performed financial advisory and investment banking services for the Company.

Name	Principal Amount of 2013 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
		Beneficially Owned (1)	Offered Hereby (2)
1976 Distribution Trust fbo AR Lauder	$6,000.00	75.49	75.49
2000 Revocable Trust fbo AR Lauder	$5,000.00	62.91	62.91
Abbey National Financial Products (4)	$8,000,000.00	816,183.80	100,651.20
Acuity Master Fund Ltd.(6)	$7,500,000.00	94,360.50	94,360.50
ADAR Investment Fund Ltd.(7)	$25,000,000.00	314,535.00	314,535.00
AG Offshore Convertibles, Ltd.(4)(8)	$10,000,000.00	125,814.00	125,814.00
AHFP Context(9)	$1,150,000.00	14,468.61	14,468.61
Alcon Laboratories	$593,000.00	7,460.77	7,460.77
Alexandra Global Master Fund Ltd.(10)	$30,000,000.00	377,442.00	377,442.00
Allstate Insurance Company(4)(11)	$17,225,000.00	778,021.75	216,714.62
Allstate Life Insurance Company(4)(11)	$8,275,000.00	665,418.22	104,111.09
Aloha Airlines Non-Pilots Pension Trust	$75,000.00	943.61	943.61
Altma Fund SICAV PLC in Respect of the Grafton Sub Fund(9)	$1,700,000.00	21,388.38	21,388.38
AM International & MAC 63 Ltd.	$6,011,000.00	75,626.80	75,626.80
AM Master Fund I, LP	$15,934,000.00	200,472.03	200,472.03
American Express Funds – Convertible Bonds	$425,000.00	5,347.10	5,347.10
American Investors Life Insurance Company(4)(12)	$1,000,000.00	12,581.40	12,581.40
AmerUS Life Insurance Company(4)(12)	$3,000,000.00	37,744.20	37,744.20
Argent Classic Convertible Arbitrage Fund, L.P.(13)	$3,670,000.00	46,173.74	46,173.74
Argent Classic Convertible Arbitrage Fund II, L.P.(13)	$850,000.00	10,694.19	10,694.19
Argent Classic Convertible Arbitrage Fund Ltd.(14)	$27,650,000.00	347,875.71	347,875.71
Argent LowLev Convertible Arbitrage Fund, LLC(13)	$3,000,000.00	37,744.20	37,744.20
Argent LowLev Convertible Arbitrage Fund II, LLC(13)	$320,000.00	4,026.05	4,026.05
Argent LowLev Convertible Arbitrage Fund Ltd.(14)	$17,515,000.00	220,363.22	220,363.22
Argentum Multi-Strategy Fund Ltd-Classic(14)	$410,000.00	5,158.37	5,158.37
Arkansas PERS(15)	$2,750,000.00	34,598.85	34,598.85
Arlington County Employees Retirement System	$850,000.00	10,694.19	10,694.19
Arpeggio Fund(4)	$6,900,000.00	86,811.66	86,811.66
AstraZeneca Holdings Pension	$350,000.00	4,403.49	4,403.49
Attorney’s Title Insurance Fund(15)	$285,000.00	3,585.70	3,585.70
Bancroft Fund Ltd.	$500,000.00	6,290.70	6,290.70
Bank of America Pension Plan(16)	$8,500,000.00	106,941.90	106,941.90
Bankers Life Insurance Company of New York(4)(12)	$250,000.00	3,145.35	3,145.35
Barnet Partners Ltd.(16)	$8,000,000.00	100,651.20	100,651.20
BBT Fund, L.P.(17)	$16,225,000.00	204,133.22	204,133.22
Black Diamond Convertible Offshore LDC(18)	$4,524,000.00	56,918.25	56,918.25
Black Diamond Offshore Ltd.(18)	$3,295,000.00	41,455.71	41,455.71
BMO Nesbitt Burns Inc.	$25,000,000.00	314,535.00	314,535.00
Boilermakers Blacksmith Pension Trust	$2,725,000.00	34,284.32	34,284.32
Brevan Howard Equity Strategies Master Fund Ltd.(19)	$5,000,000.00	62,907.00	62,907.00
British Virgin Islands Social Security Board	$196,000.00	2,465.95	2,465.95
Bunting Family III, LLC – Capital Appreciation(4)(20)	$54,000.00	679.40	679.40
Calyon S/A(4)	$10,000,000.00	125,814.00	125,814.00
CAP Fund, L.P.(17)	$7,975,000.00	100,336.67	100,336.67
CapitalWorks Investment Partners	$750,000.00	9,436.05	9,436.05
CC Convertible Arbitrage, Ltd.(4)(21)	$2,000,000.00	25,162.80	25,162.80
Cheyne Fund LP(22)	$25,575,000.00	321,769.31	321,769.31
Cheyne Leverage Fund LP(22)	$21,725,000.00	273,330.92	273,330.92
Citadel Equity Fund Ltd.(4)(23)	$320,000,000.00	4,026,048.00	4,026,048.00
Citigroup Global Markets Inc.(3)	$10,885,000.00	136,948.54	136,948.54

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
City University of New York	$170,000.00	2,138.84	2,138.84
Class C Trading Company, Ltd.(13)	$4,595,000.00	57,811.53	57,811.53
ClearBridge Asset Management, Inc.(4)	$13,850,000.00	174,252.39	174,252.39
CNH CA Master Account, L.P.(24)	$5,000,000.00	62,907.00	62,907.00
Columbia Convertible Securities Fund	$4,970,000.00	134,779.56	62,529.56
Constans Healthcare Convertible Arbitrage Fund(13)	$250,000.00	3,145.35	3,145.35
Context Advantage Fund, L.P.(9)	$850,000.00	10,694.19	10,694.19
Context Offshore Advantage Fund, LTD(9)	$3,500,000.00	44,034.90	44,034.90
Continental Assurance Company on behalf of its Separate Account (E)(4)	$2,500,000.00	31,453.50	31,453.50
Convertible Arbitrage Fund of a Series of Underlying Fund Trust	$750,000.00	9,436.05	9,436.05
Convertible Securities Fund	$30,000.00	72,627.44	377.44
CQS Convertible and Quantitative Strategies Masterfund Limited(25)	$85,000,000.00	1,069,419.00	1,069,419.00
Credit Agricole Structured Asset Management(13)	$680,000.00	8,555.35	8,555.35
Credit Suisse Asset Management c/o UBS	$1,200,000.00	15,097.68	15,097.68
Credit Suisse Asset Management c/o State Street	$3,800,000.00	47,809.32	47,809.32
Credit Suisse Europe Ltd.(4)(61)	$30,000,000.00	377,442.00	377,442.00
Credit Suisse International(3)	$30,000,000.00	377,442.00	377,442.00
Credit Suisse Securities LLC(3)	$53,500,000.00	673,104.90	673,104.90
Credit Suisse Securities (USA) LLC(3)	$76,375,000.00	960,904.43	960,904.43
CSV Fund(4)	$4,800,000.00	60,390.72	60,390.72
DBAG London(4)(26)	$172,045,000.00	2,164,566.96	2,164,566.96
DBX-Convertible Arbitrage 9 Fund(10)	$250,000.00	3,145.35	3,145.35
Delaware PERS	$1,875,000.00	23,590.13	23,590.13
DeepRock & Co.(16)	$500,000.00	6,290.70	6,290.70
Delaware Dividend Income Fund	$775,000.00	9,750.59	9,750.59
Delta Airlines Master Trust	$485,000.00	6,101.98	6,101.98
Deutsche Bank Securities Inc.(3)	$2,000,000.00	25,162.80	25,162.80
Dividend & Income Fund	$165,000.00	2,075.93	2,075.93
Double Black Diamond Offshore LDC(18)	$17,181,000.00	216,161.03	216,161.03
The Drake Offshore Master Fund, Ltd.	$2,250,000.00	28,308.15	28,308.15
Ellsworth Fund Ltd.	$500,000.00	6,290.70	6,290.70
Empyrean Capital Fund, LP	$8,894,000.00	111,898.97	111,898.97
Empyrean Capital Overseas Benefit Plan Fund, Ltd.	$1,729,000.00	21,753.24	21,753.24
Empyrean Capital Overseas Fund, Ltd.	$14,377,000.00	180,882.79	180,882.79
Equity Overlay Fund, LLC(16)	$1,000,000.00	12,581.40	12,581.40
FFVA Mutual Insurance Company	$190,000.00	2,390.47	2,390.47
Fidelity Financial Trust: Fidelity Convertible Securities Fund(4)(27)	$25,000,000.00	314,535.00	314,535.00
Fidelity Financial Trust: Fidelity Strategic Dividend & Income Fund(4)(27)	$5,000,000.00	62,907.00	62,907.00
Finch Tactical Plus Class B(9)	$250,000.00	3,145.35	3,145.35
Fore Convertible Master Fund, Ltd.	$250,000.00	3,145.35	3,145.35
Fore Erisa Fund, Ltd.	$2,500,000.00	31,453.50	31,453.50
Fore Multi Strategy Master Fund, Ltd.	$5,000,000.00	62,907.00	62,907.00
Forest Global Convertible Master Fund L.P.(28)	$13,486,000.00	169,672.76	169,672.76
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy Segregated Portfolio(28)	$666,000.00	8,379.21	8,379.21
FPL Group Employees Pension Plan	$800,000.00	10,065.12	10,065.12
Franklin Convertible Securities Fund	$18,000,000.00	226,465.20	226,465.20
Froley Revy Alternative Strategies	$1,000,000.00	12,581.40	12,581.40
Georgia Municipal Employees Benefit System	$4,350,000.00	54,729.09	54,729.09
Global Dividend & Income Fund	$60,000.00	754.88	754.88
Goldman, Sachs & Co.(3)	$19,445,000.00	1,646,946.32	244,645.32
Goldman Sachs & Co. Profit Sharing Master Trust(4)(29)	$2,780,000.00	34,976.29	34,976.29

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
The Grable Foundation	$165,000.00	2,075.93	2,075.93
Grady Hospital	$163,000.00	2,050.77	2,050.77
HFR CA Global Opportunity Master Trust(28)	$6,079,000.00	76,482.33	76,482.33
HFR CA Global Select Master Trust Account(13)	$2,900,000.00	36,486.06	36,486.06
HFR RVA Credit Advantage Master Trust Account(13)	$350,000.00	4,403.49	4,403.49
HFR RVA Select Performance Master Trust(28)	$1,054,000.00	13,260.80	13,260.80
Highbridge Int’l LLC.(30)	$87,500,000.00	1,100,872.50	1,100,872.50
ICI American Holdings Trust	$605,000.00	7,611.75	7,611.75
IMF Converts(4)	$10,500,000.00	132,104.70	132,104.70
Independence Blue Cross	$1,545,000.00	19,438.26	19,438.26
Indianapolis Life Insurance Company(4)(12)	$14,000,000.00	176,139.60	176,139.60
Inflective Convertible Opportunity Fund I, Limited(4)(12)	$9,000,000.00	113,232.60	113,232.60
Inflective Convertible Opportunity Fund I, LP(4)(12)	$4,000,000.00	50,325.60	50,325.60
ING Convertible Fund	$950,000.00	11,952.33	11,952.33
ING Equity Income Fund(3)(31)	$4,200,000.00	52,841.88	52,841.88
ING Investors Trust – ING T. Rowe Price Capital Appreciation(4)(32)	$16,580,000.00	208,599.61	208,599.61
ING VP Convertible Portfolio	$50,000.00	629.07	629.07
Institutional Benchmarks Master Fund Ltd.(28)	$2,712,000.00	34,120.76	34,120.76
Institutional Benchmarks Series (Master Feeder) Limited in Respect of Alcor Series(9)	$250,000.00	3,145.35	3,145.35
Institutional Benchmark Series-Ivan Segregated Acct.(4)(12)	$3,000,000.00	37,744.20	37,744.20
John Deere Pension Trust(16)	$1,000,000.00	12,581.40	12,581.40
John Nuveen Preferred 3, Convertible #1(4)	$500,000.00	6,290.70	6,290.70
John Nuveen Preferred 3, Convertible #2(4)	$500,000.00	6,290.70	6,290.70
JPMorgan Securities, Inc.(3)	$55,000,000.00	691,977.00	691,977.00
KBC Convertibles MAC28 Limited(4)(33)	$4,000,000.00	50,325.60	50,325.60
KBC Diversified Fund, a Segregated Portfolio of KBC Diversified Fund, SPC.(4)(33)	$11,000,000.00	138,395.40	138,395.40
KBC Financial Products Cayman Islands, Ltd.(4)(34)	$35,000,000.00	440,349.00	440,349.00
KBC Financial Products USA, Inc.(3)(35)	$6,500,000.00	81,779.10	81,779.10
KBC Multi-Strategy Arbitrage Fund, A Segregated Portfolio of KBC Alpha Master Fund SPC(4)(33)	$40,000,000.00	503,256.00	503,256.00
Knollwood Investment Partnership Capital Appreciation(4)(36)	$109,000.00	1,371.37	1,371.37
Liechtensteinische Landesbank AG	$2,200,000.00	27,679.08	27,679.08
Lehman Brothers Inc.(3)	$15,000,000.00	1,553,176.00	188,721.00
Lydian Overseas Partners Master Fund Ltd.(37)	$45,000,000.00	1,035,748.30	566,163.00
Lyxor/AM Investment Fund Ltd.	$1,432,000.00	18,016.56	18,016.56
Lyxor/Context Fund Ltd(4)(9)	$1,050,000.00	13,210.47	13,210.47
Lyxor/Forest Fund Limited(28)	$18,093,000.00	227,635.27	227,635.27
Lyxor/Inflective Convertible Opportunity Fund(4)(12)	$3,600,000.00	45,293.04	45,293.04
Lyxor Master Fund, Ref. Argent/LowLev CB(13)	$3,190,000.00	40,134.67	40,134.67
Lyxor Quest Fund LTD(38)	$1,920,000.00	24,156.29	24,156.29
Magnetar Capital Master Fund, Ltd.(39)	$25,000,000.00	314,535.00	314,535.00
Man Mac 1, Ltd.	$5,300,000.00	66,681.42	66,681.42
McMahan Securities Co., LP(3)(40)	$2,000,000.00	25,526.06	25,162.80
Medical Liability Mutual Insurance Company	$31,200,000.00	392,539.68	392,539.68
Merrill Lynch Financial Markets(4)	$90,000,000.00	1,132,326.00	1,132,326.00
Merrill Lynch Pierce Fenner & Smith(3)	$3,230,000.00	40,637.92	40,637.92
Morgan Stanley Convertible Securities Trust(3)(41)	$2,450,000.00	30,824.43	30,824.43
Morgan Stanley Fundamental Value Fund(3)(42)	$500,000.00	6,290.70	6,290.70
New Orleans Firefighters	$80,000.00	1,006.51	1,006.51
Nuveen Preferred & Convertible Income Fund JPC	$8,450,000.00	106,312.83	106,312.83
Nuveen Preferred & Convertible Income Fund JQC	$11,850,000.00	149,089.59	149,089.59

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
Oak Hill Contingent Capital Fund Ltd.(43)	$27,500,000.00	345,988.50	345,988.50
Occidental Petroleum	$381,000.00	4,793.51	4,793.51
Ohio Insurance Company	$1,675,000.00	21,073.85	21,073.85
Old Lane Cayman Master Fund, LP	$59,187,000.00	744,655.32	744,655.32
Old Lane HMA Master Fund, LP	$14,737,000.00	185,412.09	185,412.09
Old Lane U.S. Master Fund, LP	$21,076,000.00	265,165.59	265,165.59
Oppenheimer Convertible Securities Fund	$7,500,000.00	94,360.50	94,360.50
Oz Special Funding (OZMD), LP(29)	$202,220,000.00	2,544,210.71	2,544,210.71
Partners Group Alternative Strategies PCC LTD(13)	$2,336,000.00	29,390.15	29,390.15
PBGC BondsPlus(44)	$25,000.00	314.54	314.54
Pendragon (Convertibles) Fund Ltd.	$1,000,000.00	273,954.35	12,581.40
Penn Series Funds, Inc. – Flexibly Managed Fund(4)(36)	$7,153,000.00	89,994.75	89,994.75
Peoples Benefit Life Insurance Company Teamsters(16)	$19,000,000.00	239,046.60	239,046.60
Piper Jaffray & Co.(3)	$1,000,000.00	12,581.40	12,581.40
Platinum Grove Contingent Capital Master Fund(43)	$75,000,000.00	943,605.00	943,605.00
Plexus Fund Limited	$10,000,000.00	125,814.00	125,814.00
The Police & Fire Retirement System of the City of Detroit	$1,010,000.00	12,707.21	12,707.21
Polygon Global Opportunities Master Fund	$15,000,000.00	188,721.00	188,721.00
President and Fellows of Harvard College(45)	$20,000,000.00	251,628.00	251,628.00
Princeton Medical Mutual Insurance Company	$5,625,000.00	70,770.38	70,770.38
ProMutual	$1,075,000.00	13,525.01	13,525.01
Prudential Insurance Company of America(4)	$155,000.00	1,950.12	1,950.12
Putnam Convertible Income – Growth Trust(4)	$10,000,000.00	125,814.00	125,814.00
Quest Global Convertible Master Fund LTD(38)	$1,000,000.00	12,581.40	12,581.40
Radcliffe SPC, Ltd. For and On Behalf of the Class A Convertible Crossover Segregated Portfolio (46)	$750,000.00	9,436.05	9,436.05
Ramius Master Fund	$750,000.00	9,436.05	9,436.05
Rampart Convertible Arbitrage Investors, LLC(47)	$2,500,000.00	31,453.50	31,453.50
RBC Capital Markets(3)	$7,000,000.00	88,069.80	88,069.80
RCG Latitude	$1,437,000.00	18,079.47	18,079.47
Redbourn Partners Ltd.(16)	$14,000,000.00	176,139.60	176,139.60
Redbrick Capital Master Fund, Ltd.	$40,000,000.00	503,256.00	503,256.00
Retail Clerks Pension Trust #1(16)	$1,000,000.00	12,581.40	12,581.40
Retail Clerks Pension Trust #2 (16)	$1,000,000.00	12,581.40	12,581.40
Rhapsody Fund(4)	$13,800,000.00	173,623.32	173,623.32
Rhythm Fund, Ltd.(4)(33)	$6,000,000.00	75,488.40	75,488.40
Ritchie Capital Structure Arbitrage Trading, Ltd.(48)	$15,000,000.00	188,721.00	188,721.00
Sage Capital Management, LLC(49)	$1,400,000.00	17,613.96	17,613.96
Sandelman Partners Multi-Strategy Master Fund Ltd.	$40,000,000.00	1,008,157.00	503,256.00
San Francisco Public Employees Retirement System	$1,682,000.00	21,161.91	21,161.91
Silver Convertible Arbitrage Fund, LDC(13)	$1,340,000.00	16,859.08	16,859.08
Southern Farm Bureau Life Insurance	$1,935,000.00	24,345.01	24,345.01
SRI Fund, L.P.(17)	$3,300,000.00	41,518.62	41,518.62
Stark Master Fund Ltd.(4)	$5,000,000.00	122,507.00	62,907.00
State of Oregon Equity	$7,800,000.00	98,134.92	98,134.92
Steelhead Pathfinder Master, L.P.(50)	$500,000.00	6,290.70	6,290.70
Stonebridge Life Insurance(4)(51)	$500,000.00	6,290.70	6,290.70
St. Albans Partners Ltd.(16)	$1,000,000.00	12,581.40	12,581.40
SuttonBrook Capital Portfolio, LP(52)	$75,000,000.00	943,605.00	943,605.00
Syngenta AG	$225,000.00	2,830.82	2,830.82
Swiss Reinsurance America Corp.	$2,000,000.00	25,162.80	25,162.80
T. Rowe Price Capital Appreciation Trust(4)(36)	$638,000.00	8,026.93	8,026.93
T. Rowe Price Capital Appreciation Fund(36)	$48,793,000.00	613,884.25	613,884.25
TCW Group, Inc.(53)	$5,014,000.00	63,083.14	63,083.14

	Principal Amount of 2011 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock
Name		Beneficially Owned (1)	Offered Hereby (2)
TempoMaster Fund LP	$25,000,000.00	314,535.00	314,535.00
Thrivent Financial for Lutherans(4)(54)	$9,500,000.00	265,604.10	119,523.30
Topaz Fund(4)	$5,000,000.00	62,907.00	62,907.00
Transamerica Life Insurance and Annuities Corp(4)(51)	$30,900,000.00	388,765.26	388,765.26
Transamerica Occidental Life(4)(51)	$1,500,000.00	18,872.10	18,872.10
Tribeca Global Convertible Investments Ltd.(4)	$5,000,000.00	62,907.00	62,907.00
Trust Mark	$640,000.00	8,052.10	8,052.10
UBS AG London fbo WCBP(4)	$110,000,000.00	1,383,954.00	1,383,954.00
UBS Securities LLC(3)	$42,908,000.00	539,842.71	539,842.71
UIF Equity and Income Fund(3)(31)	$2,400,000.00	30,195.36	30,195.36
Union Pacific Master Retirement Trust(16)	$1,000,000.00	12,581.40	12,581.40
US Allianz Equity Income Fund(31)	$800,000.00	10,065.12	10,065.12
Van Kampen Equity and Income Fund(3)(55)	$72,500,000.00	912,151.50	912,151.50
Van Kampen Harbor Fund(3)(56)	$4,550,000.00	57,245.37	57,245.37
Vicis Capital Master Fund(57)	$6,000,000.00	75,488.40	75,488.40
Victory Capital Management as Agent for the Charitable Convertible Securities Fund	$1,810,000.00	22,772.33	22,772.33
Victory Capital Management as Agent for the EB Convertible Securities Fund	$4,230,000.00	53,219.32	53,219.32
Victory Capital Management as Agent for the Key Trust Convertible Securities Fund	$940,000.00	11,826.52	11,826.52
Victory Capital Management as Agent for the Victory Convertible Fund	$2,515,000.00	31,642.22	31,642.22
Victory Capital Management as Investment Manager for CompSource Oklahoma	$2,980,000.00	37,492.57	37,492.57
Victory Capital Management as Investment Manager for Georgia Firefighters Pension T8YM	$1,685,000.00	21,199.66	21,199.66
Victory Capital Management as Investment Manager for Georgia Municipal Retirement Trust Fdn	$4,880,000.00	61,397.23	61,397.23
Victory Capital Management as Investment Manager for Health Foundation of Greater Cincinnati	$955,000.00	12,015.24	12,015.24
Victory Capital Management as Investment Manager for Potlatch	$3,185,000.00	40,071.76	40,071.76
Victory Capital Management as Investment Manager for Road Carriers Local 707	$300,000.00	3,774.42	3,774.42
Wachovia Bank National Association(4)	$50,000,000.00	629,070.00	629,070.00
Wachovia Capital Markets LLC(4)	$3,575,000.00	44,978.51	44,978.51
Wells Fargo & Company	$2,000,000.00	25,162.80	25,162.80
Whitebox Diversified Convertible Arbitrage Partners LP(58)	$4,000,000.00	50,325.60	50,325.60
Worldwide Transactions Limited(9)	$750,000.00	9,436.05	9,436.05
Xavex Capital Structure Arbitrage 1 Fund(13)	$150,000.00	1,887.21	1,887.21
Xavex Convertible Arbitrage 2 Fund(13)	$160,000.00	2,013.02	2,013.02
Xavex Convertible Arbitrage 10 Fund(13)	$1,490,000.00	18,746.29	18,746.29
Yield Strategies Fund I, L.P.(16)	$5,000,000.00	62,907.00	62,907.00
TOTAL	$3,120,330,000.00	45,449,426.44	39,258,119.86

(1)	Assumes for each $1,000 in principal amount of the 2013 notes a maximum of 12.5814 shares of common stock could be issued upon conversion. This conversion rate is subject to adjustment, however, as described in this prospectus supplement under “Description of Notes —Adjustment to Conversion Rate.” As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. Except as set forth below, excludes the shares of common stock underlying any 2011 notes held by the selling security holder, which are referred to in the table above. Assumes for each $1,000 in principal amount of the Company’s Liquid Yield Option Notes due 2032 and Zero Coupon Convertible Notes due 2032 a maximum of 8.8601 shares of common stock could be issued upon conversion. This conversion rate is subject to adjustment, however, as described in the Company’s prospectus dated May 31, 2002 for the Liquid Yield Option Notes due 2032 (Registration No. 333-88834) and the Company’s prospectus dated April 6, 2005 for the Zero Coupon Convertible Notes due 2032 (Registration No. 333-123293).

(2)	Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder’s notes, based on the initial conversion rate of 12.5814 shares of our common stock per $1,000 principal amount at maturity of the 2013 notes. This conversion rate is subject to adjustment, however, as described in this prospectus supplement under “Description of Notes —Adjustment to Conversion Rate.” As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. Excludes the shares of common stock underlying any 2011 notes held by the selling security holder, which are referred to in the table above.
(3)	The selling security holder is a broker-dealer.
(4)	The selling security holder is an affiliate of a broker-dealer.
(5)	Includes common stock issuable upon conversion of 2011 notes held by Abbey National Financial Products. Assumes for each $1,000 amount of the 2011 notes a maximum of 12.5247 shares of common stock could be issued upon conversion. This conversion rate is subject to adjustment, however, as described in this prospectus supplement under “Description of Notes – Adjustment to Conversion Rate.” As a result, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future.
(6)	Howard Needle and David J. Harris are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(7)	Abby Flamholz and Yehuda Blinder are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(8)	John M. Angelo and Michael L. Gordon are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(9)	Michael S. Rosen and William D. Fertig are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(10)	Alexandra Investment Management, LLC, a Delaware limited liability company (“Alexandra”), serves as investment adviser to the selling security holder (beneficial owner). By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the selling security holder. Alexandra disclaims beneficial ownership of such shares of common stock. Mikhail A. Filimonov (“Filimonov”) is a managing member of Alexandra. By reason of such relationship, Filimonov may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the selling security holder. Filimonov disclaims beneficial ownership of such shares of common stock.
(11)	Allstate Insurance Company and Allstate Life Insurance Company are affiliated entities. Allstate Insurance Company is the record owner of $17,225,000 principal amount of 2013 notes and Allstate Life Insurance Company is the record owner of $8,275,000 principal amount of 2013 notes. Allstate Insurance Company is the record holder of $6,600,000 aggregate principal amount of the Zero Coupon notes, and Allstate Life Insurance Company is the record holder of $4,700,000 aggregate principal amount of the Zero Coupon notes. Allstate Insurance Company is the record owner of 316,641 shares of our common stock, and other affiliates of Allstate Insurance Company and Allstate Life Insurance Company own an additional aggregate amount of 144,547 of our common stock.
(12)	Thomas J. Ray, CIO, Inflective Asset Management, LLC is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(13)	Nathanial Brown and Robert Richardson are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(14)	Henry J. Cox is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(15)	Ann Houlihan is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(16)	Alex Lach is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(17)	Sid R. Bass is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(18)	Clint D. Carlson is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.

(19)	Pursuant to the Investment Management Agreement signed and dated 5/30/06, Brevan Howard Asset Management LLP has complete discretion to exercise voting power and investment control over the notes or the common stock into which the notes are convertible. Brevan Howard Asset Management LLP is authorized and regulated by the UK financial services authority.
(20)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by Bunting Family III, LLC - Capital Appreciation, as well as shares owned by certain other individual and institutional investors. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(21)	As investment manager under a management agreement, Castle Creek Arbitrage LLC may exercise dispositive and voting power with respect to the shares owned by CC Convertible Arbitrage, Ltd. Castle Creek Arbitrage LLC disclaims beneficial ownership of such shares. Daniel Asher and Allan Weine are the managing members of Castle Creek Arbitrage LLC. Messrs. Asher and Weine disclaim beneficial ownership of the shares owned by CC Convertible Arbitrage Ltd.
(22)	David Treadwell is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(23)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by Citadel Equity Fund Ltd.
(24)	CNH Partners, LLC is Investment Advisor of the selling security holder and has sole voting and dispositive power over the notes or the common stock into which the notes are convertible. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.
(25)	Directors Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden, and Jim Rodgers are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(26)	Patrick Corrigan is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(27)	Edward C. Johnson 3d has power to dispose of notes or the common stock into which the notes are convertible, but no power to vote or direct voting of shares.
(28)	Michael A. Boyd is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(29)	Daniel S. Och as Senior Managing Member of OZ Management, LLC, the Investment Manager to the selling security holder, may be deemed to have voting/investment control of the notes or the common stock into which the notes are convertible held by the selling security holder.
(30)	Highbridge Capital Management, LLC (“Highbridge”) is the trading manager of Highbridge International LLC (“HIC”) and consequently has voting control and investment discretion over securities held by HCC. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by HIC.
(31)	Van Kampen Asset Management, as the selling security holder’s investment adviser, has discretionary authority over the selling security holder’s portfolio.
(32)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the selling security holder. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(33)	Carlo Georg, the Chief Investment Officer of KBC Alternative Investment Management Ltd., is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(34)	The securities are under the total control of KBC Financial Products Cayman Islands Ltd. KBC Financial Products Cayman Islands Ltd. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.
(35)	The securities are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.
(36)	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the selling security holder, as well as shares owned by certain other individual and institutional investors. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(37)	David Friezo is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(38)	Frank Campana, Chief Investment Officer of Quest Investment Management LLC, and James Doolin are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(39)	Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.
(40)	Ronald Fertig, Jay Glassman, Joseph Dwyer, D. Bruce McMahon, Scott Dillinger, and Norman Zigler are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(41)	Morgan Stanley Convertible Securities Trust is affiliated with Morgan Stanley & Co. Incorporated, one of the initial purchasers of the 2011 notes and 2013 notes.
(42)	Morgan Stanley Fundamental Value Fund is affiliated with Morgan Stanley & Co. Incorporated, one of the initial purchasers of the 2011 notes and 2013 notes.
(43)	Yan Vtorov and Peter NcHugh are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(44)	Chris Dialynas is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(45)	President and Fellows of Harvard College (“Harvard”) has the sole power to vote and dispose of the shares. Harvard is a Massachusetts educational and charitable corporation.
(46)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.
(47)	Jack Feiler, Chief Investment Officer of Palisade Capital Management Investment Advisor, is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(48)	A.R. Thane Ritchie is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(49)	Peter deLisser, Managing Member of Sage Capital Management LLC, is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(50)	J. Michael Johnston and Brian Klein are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(51)	Kirk Kim and Peter Lopez, Chief Investment Officer of Stonebridge Life Insurance, are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(52)	John London and Steven Weinstein are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(53)	Thomas Lyon is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(54)	The Chief Investment Officer exercises investment discretion through a series of delegations originating with the Board of Directors. The current CIO is Russell Swansen.
(55)	Van Kampen Asset Management (“Asset Management”), as the selling security holder’s investment adviser, has discretionary authority over the selling security holder’s portfolio. Van Kampen Equity and Income Fund is affiliated with Morgan Stanley & Co. Incorporated, one of the initial purchasers of the 2011 notes and 2013 notes.

(56)	Van Kampen Asset Management (“Asset Management”), as the selling security holder’s investment adviser, has discretionary authority over the selling security holder’s portfolio. Van Kampen Harbor Fund is affiliated with Morgan Stanley & Co. Incorporated, one of the initial purchasers of the 2011 notes and 2013 notes.
(57)	John Succo, Shad Stastney and Sky Lucas are the natural persons who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(58)	Andrew Bedleaf, managing member of the GP, is the natural person who may exercise voting power and investment control over this selling security holder’s notes and common stock issuable upon the conversion of the notes.
(59)	Total principal amount of selling security holders listed is more than $2,500,000,000 because certain of the selling security holders may have transferred 2013 notes pursuant to Rule 144A or otherwise reduced their position prior to selling pursuant to this prospectus supplement. The maximum principal amount of 2013 notes that may be sold under this prospectus supplement will not exceed $2,500,000,000.
(60)	Credit Suisse Europe Ltd. is a subsidiary of Credit Suisse Securities (USA) LLC.

Based upon information provided by the selling security holders, none of the selling security holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years, other than as noted in footnotes 41 and 42 of the table related to the 2013 notes. None of the selling security holders listed above owned 1% or more of our outstanding common stock either before or after this offering.

Selling security holders who are registered broker-dealers or affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act. To our knowledge, no selling security holder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

Information concerning the selling security holders may change from time to time and any changed information will be set forth in additional supplements to the prospectus supplement if and when necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances.

See “RISK FACTORS” beginning on page S-4 of the prospectus supplement for information you should consider before buying any securities hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The date of this supplement is February 16, 2007.